SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4,1999



                 FRANKLIN FINANCIAL SERVICES CORPORATION
      (Exact name of registrant as specified in its charter)

 Pennsylvania                       0-12126               23-144083
 (State or other jurisdiction    (Commission        (IRS Employer
 of incorporation)            File Number)           Ident. No.)


20 South Main Street, Chambersburg,PA                17201
(Address of principal executive office)         (Zip Code)


Registrant's telephone number, including area code    (717) 264-6116

                               N/A
 (Former name or former address, if changes since last report)




Item 5.      Other Events.

     The press release of Franklin Financial Services Corporation dated March 4,1999 and attached hereto as Exhibit 99, relates to the authorization to repurchase up to 50,000 shares of the Corporation's common stock in open market or privately negotiated transactions is incorporated by reference herein.


Item 7.      Financial Statements and Exhibits.


    Exhibits

     The following exhibits are filed herewith:

     Number              Description                   Page Number

       99           Press Release, dated March 5,1999       3
                    of Franklin Financial Services
                        Corporation


                         Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FRANKLIN FINANCIAL SERVICES CORPORATION

                             /s/ William E. Snell, Jr.
                         By:
                              William E. Snell, Jr., President
                              and Chief Executive Officer



Dated: March 8, 1999

Press Release - March 4, 1999
Franklin Financial Services Corporation
Kenneth C. Ditzler (717) 261-3665




          Franklin Financial Announces Stock Repurchase Program

     (Chambersburg, PA) Franklin Financial Services Corporation, the parent bank holding company of Farmers and Merchants Trust Company of Chambersburg, today announced that its Board of Directors has authorized the repurchase of up to 50,000 shares of its $1.00 par value common stock, representing approximately 1.8% of such shares now issued and outstanding. The repurchases are authorized to be made from time to time during the next 12 months in open market or privately negotiated transactions.

     Franklin Financial has repurchased approximately 8,975 shares of its common stock during the past 12 months under a repurchase program authorized by the Board of Directors last year. According to President and Chief Executive officer, William E. Snell, Jr., the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefits plans, executive compensation plans, and for issuance under the Dividend Reinvestment Plan and other corporate purposes.

     Franklin Financial Services Corporation is a Chambersburg, Pennsylvania based bank holding company with assets of approximately $425 million. Its wholly-owned subsidiary, Farmers and Merchants Trust Company of Chambersburg, is an independent community bank which operates twelve banking offices located in Franklin and Cumberland Counties, Pennsylvania.